Filed pursuant to Rule 424(b)(5)

Registration No. 333-251304

PROSPECTUS SUPPLEMENT

(To the Prospectus dated December 23, 2020)

2,300,000 Ordinary Shares

Pre-Funded Warrants to Purchase 1,930,770 Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,300,000 of our ordinary shares, nominal value $0.012 per share (“Ordinary Shares”) and pre-funded warrants to purchase up to an aggregate of 1,930,770 Ordinary Shares (“Pre-Funded Warrants”). In a concurrent private placement, we are also selling to purchasers of our Ordinary Shares and Pre-Funded Warrants in this offering, Series A warrants to purchase 4,230,770 Ordinary Shares (the “Series A Warrants”). The Series A Warrants will be exercisable commencing on the six month anniversary of the date of issuance and will expire five and one-half years from the date of issuance. The Series A Warrants and the Ordinary Shares issuable upon the exercise of the Series A Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

We are also offering Pre-Funded Warrants in lieu of Ordinary Shares to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our Ordinary Shares. Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $1.2999 (equal to the purchase price per Ordinary Share, minus $0.0001). The per share exercise price for the Pre-Funded Warrants will be $0.0001, and the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VVPR.” There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. The last sale price of our Ordinary Shares on July 28, 2022 was $1.38 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

See “Risk Factors” on page S-9 of this prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, was determined to be approximately $20,419,219 based on 21,369,763 Ordinary Shares outstanding, of which 9,115,723 are held by non-affiliates, and the closing sale price of our Ordinary Shares on Nasdaq of $2.24 on June 8, 2022, which is within 60 days of the date of this prospectus supplement. Upon any sale of Ordinary Shares under this prospectus supplement pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our Ordinary Shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have sold approximately $251,044 of our securities pursuant to General Instruction I.B.5 of Form F-3.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Ordinary Share		Per Pre-Funded Warrant		Total
Public Offering Price	US$	1.30	US$	1.2999	US$	5,499,808
Placement Agent Fees (1)	US$	0.091	US$	0.09099	US$	384,987
Proceeds, before expenses, to us	US$	1.209	US$	1.20891	US$	5,114,822

(1)	Reflects the issuance of 2,300,000 Ordinary Shares and Pre-Funded Warrants to purchase 1,930,770 Ordinary Shares.

Delivery of our Ordinary Shares and Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about August 2, 2022.

A.G.P.

The date of this prospectus supplement is July 29, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
NOTE ON FORWARD-LOOKING STATEMENTS	S-2
PROSPECTUS SUPPLEMENT SUMMARY	S-3
THE OFFERING	S-8
RISK FACTORS	S-9
USE OF PROCEEDS	S-12
CAPITALIZATION	S-13
DILUTION	S-14
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-15
PRIVATE PLACEMENT TRANSACTION	S-16
CERTAIN TAX CONSIDERATIONS	S-17
PLAN OF DISTRIBUTION	S-18
EXPENSES	S-20
LEGAL MATTERS	S-20
EXPERTS	S-20
ENFORCEMENT OF JUDGMENTS	S-20
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-21
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	S-22

PROSPECTUS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	23
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF RIGHTS	30
DESCRIPTION OF UNITS	31
EXPENSES	32
LEGAL MATTERS	33
EXPERTS	33
ENFORCEMENT OF JUDGMENTS	33
WHERE YOU CAN FIND MORE INFORMATION	33
INCORPORATION OF DOCUMENTS BY REFERENCE	34

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 (Registration No. 333-251304) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to US $80,000,000. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us, this offering and our securities and other information you should know before investing. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. We are not, and the placement agent is not, making an offer of the securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “we,” “us,” “our,” or “our company,” refers to VivoPower International PLC, our subsidiaries, and our predecessor operations.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in the accompanying prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2021, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” and any subsequently filed Reports on Form 6-K as well as other sections in this prospectus supplement and accompanying prospectus and the documents or reports incorporated by reference in the accompanying prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our expectations regarding our revenue, expenses and other results of operations;

●	our plans to acquire, invest in, develop or sell our investments in energy projects or joint ventures, including in the electric vehicle sector;

●	our ability to attract and retain customers;

●	the growth rates of the markets in which we compete;

●	our liquidity and working capital requirements;

●	our ability to raise sufficient capital to realize development opportunities and thereby generate revenue;

●	our anticipated strategies for growth;

●	our ability to anticipate market needs and develop new and enhanced solutions to meet those needs;

●	anticipated trends and challenges in our business and in the markets in which we operate;

●	our expectations regarding demand for solar power by energy users or investor in projects;

●	our expectations regarding changes in the cost of developing and constructing solar projects;

●	our ability to compete in our industry and innovation by our competitors;

●	the extent to which the COVID-19 pandemic affects our business, financial condition and results of operations;

●	our expectations regarding our ongoing legal proceedings;

●	our ability to adequately protect our intellectual property; and

●	our plans to pursue strategic acquisitions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in the accompanying prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, and any subsequently filed Reports on Form 6-K, as filed with the SEC and which are incorporated by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. Before making an investment decision, you should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2021 (the “Annual Report”) and any subsequently filed Reports on Form 6-K. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Overview

VivoPower is an international sustainable energy solutions company whose core purpose is to provide its customers with turnkey decarbonization solutions that enable them to achieve net zero carbon status. It does this by delivering an enterprise solution encompassing electric vehicles, critical power services, battery and microgrid technology as well as solar. The Company is focused on battery storage, electric solutions for customized and ruggedized fleet applications, solar and critical power technology and services. Headquartered in London, VivoPower is a certified B Corporation and has operations in Australia, Canada, the Netherlands, the United States of America (“U.S.”), the United Kingdom (“U.K.”), and the United Arab Emirates.

Management analyzes our business in five reportable segments:

●	Electric Vehicles (“EV”);

●	Sustainable Energy Solutions (“SES”);

●	Critical Power Services;

●	Solar Development; and

●	Corporate Office.

Critical Power Services is represented by VivoPower’s wholly owned subsidiary Aevitas O Holdings Pty Limited (“Aevitas”). In turn, Aevitas wholly owns Kenshaw Solar Pty Limited (“Kenshaw Solar”) and Kenshaw Electrical Pty Limited (“Kenshaw”). These companies operate in Australia with a focus on the design, supply, installation and maintenance of critical power, control and distribution systems, including for solar farms. EV is represented by Tembo e-LV B.V. and subsidiaries, Tembo 4x4 B.V. and FD 4x4 B.V. (“Tembo”), a Netherlands-based specialist battery-electric and off-road vehicle company delivering EVs for mining and other rugged industrial customers globally. SES is the design, evaluation, sale and implementation of renewable energy infrastructure to customers, both on a standalone basis and in support of Tembo EVs. Solar Development is represented by Caret, LLC (“Caret”), formerly Innovative Solar Ventures I, LLC, and comprises 12 solar projects in the United States. Corporate Office is the Company’s corporate functions, including costs to maintain the Nasdaq public company listing, comply with applicable SEC reporting requirements, and related investor relations and is located in the U.K.

Electric Vehicles

Tembo is a specialist battery-electric and off-road vehicle company that designs and builds ruggedized light electric vehicle solutions for customers across the globe in the mining, infrastructure, utilities, and government services sectors.

VivoPower acquired 51% of Tembo on November 5, 2020 for €4.0 million. On February 2, 2021, the Company completed the acquisition of the remaining 49% of Tembo, for a consideration of $2.2 million and 15,793 shares in the Company.

In parallel to recent development activities, a network of preferred suppliers has been set up. These have been selected based on quality, safety and durability, amongst other criteria. Consideration has also been given to cost, delivery, service as well as other requirements that are dictated within the automotive industry, and to align with VivoPower’s sustainability goals and principles. Furthermore, Tembo has been focusing on enhancing its quality standards and credentials, by obtaining, for example, the ISO 9001:2015 Quality Management Systems accreditation. An initiative remains underway to obtain a number of other quality standards, including, but not limited to ISO 14001:2015. In addition, the VivoPower board and leadership team have worked closely with the Tembo management team to further reinforce a culture of safety as well as to identify and implement industry best practice health and safety standards.

Tembo is focused on a number of objectives in the coming year, including securing additional distribution agreements globally, completing the development and commencement of full scale production of the 72kWh Toyota Landcruiser electric conversion kit, expanding its assembly and production capabilities in the Netherlands (including potentially moving to new purpose built facilities) as well as in other markets, and advancing research and development into the next generation of electric conversion kits and batteries.

Sustainable Energy Solutions

In August 2020, VivoPower announced a strategic pivot to enter the EV sector, due to interest from the Company’s existing customer base, with an initial focus on the mining, infrastructure and utilities sectors. At the same time, VivoPower also announced that it would undertake a strategic pivot to an SES strategy, where its core mission is to help corporate customers achieve their decarbonization goals.

The key differentiator of VivoPower’s strategy is that the Company intends to focus on delivering a holistic, SES to customers that comprise the following 3 key elements:

●	EV and battery leasing;

●

critical power “electric-retrofit” of customer’s sites (e.g., warehouses and depots) to enable optimized EV battery charging and encompassing renewable power generation (including solar), battery storage and microgrids; and

●	EV battery reuse and recycling (including potential second life applications as an element of critical power requirements on a customer’s site)

In Australia, the SES business draws on the experience and capabilities of VivoPower’s Critical Power Services businesses (Kenshaw Solar and Kenshaw) to deliver solutions to customers, whilst in other markets, it intends to partner with experienced local critical power services companies.

In June 2021, VivoPower announced that it successfully completed its first full suite SES feasibility study with English Premier League Football Club Tottenham Hotspur F.C. (“THFC”) evaluating solar, battery and microgrid solutions for THFC’s stadium and training ground in the United Kingdom. VivoPower and THFC are now discussing the potential of moving forward with the implementation of one or more SES projects.

Given that the SES business segment was only newly established during the past financial year, it has generated immaterial revenues and has not incurred any significant costs. VivoPower expects there to be significant growth going forward, which will also necessitate investment in people and technology. VivoPower is actively working to originate new SES projects for both new and existing (through Kenshaw Solar and Kenshaw) customers of the VivoPower group of companies, with significant projects already proposed to major Australian mining companies.

Critical Power Services

Through a holding entity called Aevitas which was formed in 2013 and acquired by VivoPower in December 2016, VivoPower has two wholly-owned Australian subsidiaries, Kenshaw Solar and Kenshaw, VivoPower provides critical energy infrastructure generation and distribution solutions including the design, supply, installation and maintenance of power and control systems. The businesses are trusted power advisers to over 500 active government, commercial and industrial customers. Headquartered at Newcastle, in the Hunter Valley region of New South Wales, Kenshaw Solar and Kenshaw, are well situated to capitalize on a strong operating environment driven by growth in public and private sector investment in infrastructure, renewable energy, mining and healthcare.

With a gross regional product of more than A$50 billion, the Hunter Valley region is Australia’s leading regional economy. It has a multi-faceted economy and a skilled workforce, with traditional strengths in mining and advanced manufacturing complemented by fast-growing service, knowledge, and renewables sectors.

The Critical Power Services businesses have several core competencies, encompassing a range of electrical, mechanical, and renewable energy solutions. In addition, the businesses are preparing to be responsible for delivering electrical services and infrastructure to support VivoPower’s EV and SES offerings, including on-site renewable generation, batteries and microgrids, EV charging stations, and emergency backup power solutions.

Kenshaw Solar Pty Limited

Over the past 3 years, Kenshaw Solar has developed a strong reputation and position in the Australian solar EPC market, focusing on small and medium sized solar projects. During the financial year, Kenshaw Solar completed the provision of electrical installation and services for the 119MWdc Hillston Solar Farm, and is continuing work on two further solar projects, bringing its total of contracted or completed solar project work to 665MWdc.

As a result of strong growth in the Australian solar generation market, Kenshaw Solar’s growth is expected to continue with the New South Wales Government’s Electricity Strategy and Electricity Infrastructure Roadmap setting out a plan to deliver Renewable Energy Zones (“REZs”) in five regions across New South Wales, including the Hunter Valley-Central Coast region where Kenshaw Solar is headquartered. By connecting multiple renewable energy generators and ancillary storage in the same location, REZs capitalize on economies of scale and will play a vital role in delivering affordable, reliable, and clean energy generation to help replace the state’s existing power stations as they close over the coming decades.

Kenshaw Electrical Pty Limited

Kenshaw is a specialized provider of critical electrical power, critical mechanical power and non-destructive testing services that has been headquartered in the Newcastle and Hunter Valley region of New South Wales for almost 40 years since its founding in 1981. Operating from three premises across New South Wales and the Australian Capital Territory, Kenshaw’s head office is in Newcastle, with additional branches in Canberra and most recently, Sydney. The business’s success has been built on the capability of its highly skilled personnel to be able to provide a wide range of critical power generation solutions, products and services across the entire life cycle for electric motors, power generators, mechanical equipment and non-destructive testing. In addition, by partnering with several leading uninterruptible power supply (“UPS”) providers, the business is able to offer fully integrated UPS design, sales and installation.

With ISO9001 (Quality Management) certification evidence of its commitment to quality, Kenshaw is able to provide regular and responsive service on a contracted and ad-hoc basis to a loyal client base of over 500 local, national and multinational clients ranging from data centers, hospitals, mining and agriculture to aged care, transport and utility services.

Kenshaw’s core competencies include: generator design, turn-key sales and installation; generator servicing and emergency breakdown services; customized motor modifications; wheel cartridge motor electric repair and refurbishment; and non-destructive testing services including asset management of critical plant and equipment using diagnostic testing such as motor testing, oil analysis, thermal imaging and vibration analysis; and industrial electrical services.

The growing data center sector also continues to be a key market for Kenshaw. According to TeleGeography, COVID-19 pandemic-led demand for video conferencing, online schooling, entertainment, social networking and platforms to support remote working led to a 47% increase in global internet traffic in 2020, above initial forecasts of 28%. This translated to a spike in requirements for data storage, computing and networking.

VivoPower believes Kenshaw is benefiting from the growth in the data center market through its long-term relationship with one of Australia’s leading data center companies and newly established relationships with other data center providers. In addition, with a growing base of completed installation projects, the business is actively targeting the provision of contracted ongoing management of these power generator assets, through its Generator Service and Non-Destructive Testing divisions. The well-established Canberra branch and new Sydney branch, form an integral part of this offering by allowing for locally stored equipment and personnel with an aim for Kenshaw to become entrenched at its clients’ sites for the entire lifecycle of the assets.

In addition to the data center sector, the health and aged care sectors continue to be a key market for Kenshaw. An increase in regulatory requirements and the ageing of the population are driving growth in both sectors, with Australia currently in the middle of a significant demographic transition, as people in the baby boomer generation reach 65.

Kenshaw benefits from these demographic tailwinds through serving longstanding customers such as Health Infrastructure New South Wales, Public Works Advisory, Hunter New England Health, Anglican Care and Ramsay Health, for which it delivers customized critical back up power solutions and services as well as generator maintenance and thermal imaging services. These services utilize Kenshaw’s custom developed Generator Service App which results in more accurate reporting of servicing and detailed condition reporting.

Kenshaw’s traditional customer base includes companies that operate in or service the mining sector, which is Australia’s largest industry as measured by contribution to gross domestic product. Over the past 12 months, the mining sector in Australia has performed strongly and has continued to do so notwithstanding the effects of the global COVID-19 pandemic. Given its experience in the sector, Kenshaw is well positioned to benefit from future growth in the mining industry in Australia.

Relationships with its primary suppliers enables Kenshaw to sell and service their equipment as a dealer or agent. The business is a primary supplier and service agent for Cummins, Deutz and CAT generators, and WEG electric motors, and maintains long term relationships with other equipment manufacturers such as Siemens, Toshiba and Teco. This allows Kenshaw to offer a complete solution to its clients with flexibility of product choice.

For the year ended June 30, 2021, 19% (year ended June 30, 2020: 69%; three months ended June 30, 2019: 76%) of Kenshaw’s revenue was earned from one customer. While this customer has been less active in FY2021, it is still expected to continue to provide significant revenue in future years. However, with almost 500 active customers for the year ended June 30, 2021, the business is not solely reliant on this customer, nor is the business reliant on any one patent, license, material contract, or process. Further, there are no government regulations which are material to the business, beyond those generally applicable to all businesses within the same statutory regime.

Solar Development

As a consequence of the Company’s strategic pivot to an SES strategy, VivoPower no longer intends to engage in solar project development activities in isolation, unless if it’s a component of a sustainable energy solution for a corporate customer that it is helping to achieve decarbonization goals. This segment has historically been characterized as the Solar Development segment and encompassed the Company’s solar development activities in the U.S. and Australia.

VivoPower’s historic strategy in relation to solar development has been to minimize capital intensity and maximize return on invested capital by pursuing a business model predicated on developing and selling projects prior to construction and continually recycling capital rather than owning assets. The stages of solar development can be broadly characterized as: (i) early stage; (ii) mid-stage; (iii) advanced stage; (iv) construction; and (v) operation. Our business model is to work through the development process from early stage through to advanced stage, and then sell those projects that have completed the advanced stage of development, also known as “shovel-ready” projects, to investors who will finance construction and ultimately own and operate the project.

Successful solar development requires an experienced team that can manage multiple work streams on a parallel path, from initially identifying attractive locations, to land control, permitting, interconnection, power marketing, and project sale to investors. Rather than build a substantial team internally to accomplish all of these activities, our business model has been to joint venture on a non-exclusive basis with existing experienced project development teams so that multiple projects can be advanced simultaneously and allow us to focus on provision of capital, project management, and marketing and sale of projects. In Australia we partnered with ITP Renewables (“ITP”), a global leader in renewable energy engineering, strategy and construction, and energy sector analytics. In the U.S., we entered into a development joint venture with Innovative Solar Systems, LLC (“ISS”). VivoPower assumed management control of this U.S. solar development joint venture in June 2020, having spent the prior 12 months initially focused on monetizing the projects in the portfolio, on an individual, group or whole of portfolio basis. VivoPower and its joint venture partner, ISS, were unable to align on monetization in relation to any of the projects. VivoPower subsequently engaged in a detailed review of the joint venture partner’s performance as a developer relative to the contractual agreement and decided to exercise its rights to assume management control of the joint venture. This was announced in June 2020. Subsequently, in June 2021 VivoPower announced that it had secured a settlement resulting in the Company gaining full ownership of the remaining 50% of the equity interest in the portfolio from ISS for nominal consideration of US $1.

Recent Developments

Sale of Australian Non-Core Business Units

On June 29, 2022, we announced the sale of our two non-core business units in Australia, J.A. Martin Electrical (“JAM Electrical”) and NDT Services (“NDT”), to ARA Group Limited (“ARA”), a leading diversified industrial services group based in Australia. This is as part of its strategic reorganization, in line with VivoPower’s strategy to focus on its core, fast-growth electric vehicle, and renewable critical power and sustainable solutions businesses. ARA is a leading diversified industrial services group based in Australia. VivoPower is retaining the fast-growing J.A. Martin Solar (“JAM Solar”) business, which will become a new division of its existing Australian business arm, Kenshaw (part of the wholly owned Aevitas group in Australia). The sale was completed and settled on July 1, 2022. VivoPower will receive upfront consideration as well as an earnout based on FY2023 EBITDA results for the businesses (including the value of synergies) which could total up to A$10m (subject to actual FY2023 EBITDA results).

Corporate Information

VivoPower International PLC, a public limited company incorporated under the laws of England, was formed on February 1, 2016. Our registered and principal executive offices are located at The Scalpel, 18th Floor, 52 Lime Street, London, U.K. Our general telephone number is +44-794-116-6696 and our internet address is http://www.vivopower.com. Our website and the information contained on or accessible through our website are not part of this prospectus supplement, and our website address is included in this document as an inactive textual reference only. Our agent for service of process in the U.S. is Corporation Service Company, 251 Little Falls Drive Wilmington, DE 19808.

VivoPower, the VivoPower logo and other trademarks or service marks of VivoPower International PLC appearing in this prospectus supplement are the property of VivoPower International PLC. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US $1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US $1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case the U.K.) in lieu of the otherwise applicable Nasdaq corporate governance requirements, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws. We currently do not intend to take advantage of any such exemptions.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-9 of this prospectus supplement and in our accompanying prospectus and the Annual Report incorporated by reference herein.

THE OFFERING

Issuer	VivoPower International PLC

Ordinary Shares Offered	2,300,000 Ordinary Shares.

Pre-Funded Warrants Offered	We are also offering Pre-Funded Warrants to purchase 1,930,770 Ordinary Shares to certain purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, in lieu of Ordinary Shares that would otherwise result in each such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. Each Pre-Funded Warrant is exercisable for one Ordinary Share. The purchase price of each Pre-Funded Warrant is equal to the price at which the Ordinary Shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Ordinary Shares to Be Outstanding Immediately Following This Offering	23,669,763 Ordinary Shares (assuming no exercise of the Pre-Funded Warrants).

Use of Proceeds	We expect to receive net proceeds of approximately $5.0 million from this offering, excluding any proceeds that may be received upon the exercise of the Pre-Funded Warrants, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the expansion of our operations in the commercial electric vehicle segment and for working capital and other general purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See the section titled “Use of Proceeds” on page S-12.

Risk Factors

See the sections titled “Risk Factors” commencing on page S-9 of this prospectus supplement and in our accompanying prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our securities.

Listing	Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “VVPR.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Transfer Agent	Computershare Trust Company, N.A. is the registrar and transfer agent of our Ordinary Shares.

Concurrent private placement	In a concurrent private placement, we are also selling to purchasers of Ordinary Shares and Pre-Funded Warrants in this offering, Series A Warrants to purchase 4,230,770 Ordinary Shares. The Series A Warrants will be exercisable commencing on the six month anniversary of the date of issuance at an exercise price of $1.30 per share and will expire five and one-half years from the date of issuance. The Series A Warrants and the Ordinary Shares issuable upon the exercise of the Series A Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See the section titled “Private Placement Transaction.” Pursuant to the securities purchase agreement, dated July 29, 2022, by and among the Company and the investor signatories thereto, we will use commercially reasonable efforts to cause a registration statement on Form F-1 providing for the resale by holders of shares of our Ordinary Shares issuable upon the exercise of the Series A Warrants, to become effective 180 days following the closing of this offering and to keep such registration statement effective at all times.

The number of our Ordinary Shares to be outstanding after this offering is based on 20,908,800 of our Ordinary Shares outstanding as of December 31, 2021, and excludes the following:

●

399,178 Ordinary Shares issued upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of July 29, 2022;

●

252,954 Ordinary Shares issuable upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of July 29, 2022;

●	A maximum of 196,213 Ordinary Shares authorized for issuance pursuant to future awards under our equity incentive plans;
●	47,786 Ordinary Shares issued after December 31, 2021, pursuant to the Equity Distribution Agreement entered into by us and A.G.P./Alliance Global Partners on November 12, 2021; and
●	14,000 Ordinary Shares issued to corporate advisors between January 1, 2022 and July 29, 2022.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Pre-Funded Warrants and the Series A Warrants issued in the concurrent private placement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.

Risks Relating to Our Business

We will need to raise additional funding to execute our strategy to operate and grow our business. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our business mission and development efforts or other operations.

Our operations are capital intensive requiring significant investment in operational expenditures and capital expenditures to realize the growth potential of our electric vehicle, critical power services, sustainable energy solutions and solar development businesses. In addition, we are subject to substantial and ongoing administrative and related expenses required to operate and grow a public company. Furthermore, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Together these items impose substantial requirements on our cash flow. As a result, we expect to require some combination of additional financing options in order to execute our strategy and meet the operating cash flow requirements necessary to operate and grow our business. We may not be able to obtain the requisite funding in order to execute our strategic development plans or to meet our cash flow needs. Our inability to obtain funding or engage in strategic transactions could have a material adverse effect on our business, our strategic development plan for future growth, our financial condition, and our results of operations.

We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Ordinary Shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or otherwise agree to terms that are unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. In addition, raising additional capital through the issuance of equity or convertible debt securities would cause dilution to holders of our equity securities, and may affect the rights of then-existing holders of our equity securities. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the Ordinary Shares you purchase.

Since the price per share of our Ordinary Shares being offered is substantially higher than the net tangible book value per share of our Ordinary Shares, you will suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. As of December 31, 2021, our net tangible book value was approximately $(14.6) million, or $(0.70) per Ordinary Share. Based on the offering price of $1.30 per Ordinary Share, and our net tangible book value as of December 31, 2021, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $1.71 per share with respect to the net tangible book value of our Ordinary Shares.

If we sell additional Ordinary Shares in future financings, shareholders may experience immediate dilution and, as a result, our share price may decline.

We may from time to time issue additional Ordinary Shares at a discount from the current market price of our Ordinary Shares. As a result, our shareholders would experience immediate dilution upon the purchase of any Ordinary Shares sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Ordinary Shares. If we issue Ordinary Shares or securities convertible or exercisable into Ordinary Shares, our shareholders would experience additional dilution and, as a result, our share price may decline.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and general corporate purposes. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Ordinary Shares.

If we fail to satisfy the continued listing requirements of Nasdaq, such as minimum financial and other continued listing requirements and standards, including those regarding minimum shareholders’ equity, minimum share price, and certain corporate governance requirements, Nasdaq may take steps to delist our Ordinary Shares. Such a delisting would likely have a negative effect on the price of our Ordinary Shares and would impair your ability to sell or purchase our Ordinary Shares when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of our Ordinary Shares, prevent our Ordinary Shares from dropping below the Nasdaq minimum bid price requirement, or prevent future non-compliance with Nasdaq’s listing requirements.

If our Ordinary Shares become subject to the penny stock rules, it may be more difficult to sell our Ordinary Shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our Ordinary Shares is less than $5.00 and our Ordinary Shares are no longer listed on a national securities exchange such as Nasdaq, our Ordinary Shares may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Ordinary Shares, and therefore shareholders may have difficulty selling their shares.

Risks Related to the Pre-Funded Warrants

We do not intend to apply for any listing of the Pre-Funded Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Pre-Funded Warrants.

We do not intend to apply for any listing of the Pre-Funded Warrants on Nasdaq or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Pre-Funded Warrants. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our Ordinary Shares.

Except as otherwise provided in the Pre-Funded Warrants, holders of Pre-Funded Warrants purchased in this offering will have no rights as shareholders of Ordinary Shares until such holders exercise their Pre-Funded Warrants and acquire our Ordinary Shares.

The Pre-Funded Warrants offered in this offering do not confer any rights of Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our Ordinary Shares at a fixed price. A holder of a Pre-Funded Warrant may exercise the right to acquire an Ordinary Share and pay a nominal exercise price of $0.0001 at any time. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of our Ordinary Shares only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of our Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Risks Related to our Ordinary Shares

We may issue additional securities in the future, which may result in dilution to our shareholders.

We are not restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. Because we anticipate we will need to raise additional capital to operate and/or expand our business, we expect to conduct equity offerings in the future.

There is no limit on the number of Ordinary Shares we may issue under our articles of association, however the directors’ authority to allot Ordinary Shares is limited to the extent authorized by the shareholders of the Company. On December 18, 2020 at an extraordinary general meeting, the shareholders authorized the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company up to an aggregate nominal value of $180,000, such authority to expire on December 18, 2025, and the shareholders waived all and any pre-emption rights in respect of the same. To the extent we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. The Ordinary Shares underlying our securities may be eligible for public resale in the future, either pursuant to registration or an exemption from registration. Issuance of additional equity awards, or future sales of substantial numbers of shares in the public market could adversely affect the market price of our Ordinary Shares. In addition, issuances of a substantial number of shares will reduce the equity interest of our existing investors and could cause a change in control of our Company.

The market for our Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Ordinary Shares that they hold.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the applicable laws and regulations of England and Wales and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares will result solely from the appreciation of such shares.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $5.0 million from this offering, after deducting the placement agent fee and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants issued in this offering.

We intend to use the net proceeds from this offering to fund growth related capital expenditures, working capital, investments or acquisitions, should we choose to pursue any. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2021 as follows:

●	on an actual basis; and
●	on an as adjusted basis to give effect to this offering.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying prospectus from our SEC filings, including our Annual Report any subsequently filed Reports on Form 6-K. The information presented in the capitalization table below is unaudited.

	As at December 31, 2021
(US dollars in thousands)	Actual	As adjusted

Cash and cash equivalents	$3,293	8,248
Shareholders' equity:
Liabilities
Non-current loans & borrowings	22,392	22,392
Current loans & borrowings	2,807	2,807
Total debt	25,199	25,199
Equity
Issued capital	251	279
Share premium	98,642	101,604
Retained earnings / (accumulated deficit) and other reserves	(65,356)	(63,391)
Total shareholders' equity	33,537	38,492
Total capitalization	55,929	60,884

The number of our Ordinary Shares to be outstanding after this offering is based on 20,908,800 of our Ordinary Shares outstanding as of December 31, 2021, and excludes the following:

●

399,178 Ordinary Shares issued upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of July 29, 2022;

●

252,954 Ordinary Shares issuable upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of July 29, 2022;

●	A maximum of 196,213 Ordinary Shares authorized for issuance pursuant to future awards under our equity incentive plans;
●	47,786 Ordinary Shares issued after December 31, 2021, pursuant to the Equity Distribution Agreement entered into by us and A.G.P./Alliance Global Partners on November 12, 2021; and
●	14,000 Ordinary Shares issued to corporate advisors between January 1, 2022 and July 29, 2022.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Pre-Funded Warrants and the Series A Warrants issued in the concurrent private placement.

DILUTION

If you invest in our Ordinary Shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Ordinary Shares in this offering and the as adjusted net tangible book value per share of our Ordinary Shares immediately after the closing of this offering.

As of December 31, 2021, our historical net tangible book value was $(14.6) million, or $(0.70) per Ordinary Share. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding Ordinary Shares as of December 31, 2021. After giving effect to the sale of 2,300,000 Ordinary Shares at an offering price of $1.30 per Ordinary Share and 1,930,770 Pre-Funded Warrants at an offering price of $1.2999 per Pre-Funded Warrant in this offering, and after deducting fees, commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants, our as adjusted net tangible book value as of December 31, 2021 would have been $(9.6) million, or $(0.41) per Ordinary Share. This amount represents an immediate increase in as adjusted net tangible book value of $0.28 per share to our existing shareholders and an immediate dilution of $1.71 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

Offering price per share		$1.30
Net tangible book value per share as of December 31, 2021	$(0.70)
Increase in net tangible book value per share attributable to new investors in this offering	$0.28
As adjusted net tangible book value per share as of December 31, 2021, after giving effect to this offering		$(0.41)
Dilution per share to new investors in this offering	$1.71

The foregoing discussion and table do not take into account the potential dilution to new investors from (i) the exercise of Pre-Funded Warrants to purchase up to 1,930,770 Ordinary Shares and (ii) the exercise of outstanding options or warrants to purchase our Ordinary Shares or take into account the dilution that would result from the exercise of the Series A Warrants sold in the concurrent private placement transaction, as described below under the section titled “Private Placement Transaction.” The as adjusted dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

The number of our Ordinary Shares to be outstanding after this offering is based on 20,908,800 of our Ordinary Shares outstanding as of December 31, 2021, and excludes the following:

●

399,178 Ordinary Shares issued upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of July 29, 2022;

●

252,954 Ordinary Shares issuable upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of July 29, 2022;

●	A maximum of 196,213 Ordinary Shares authorized for issuance pursuant to future awards under our equity incentive plans;
●	47,786 Ordinary Shares issued after December 31, 2021, pursuant to the Equity Distribution Agreement entered into by us and A.G.P./Alliance Global Partners on November 12, 2021; and
●	14,000 Ordinary Shares issued to corporate advisors between January 1, 2022 and July 29, 2022.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Pre-Funded Warrants and the Series A Warrants issued in the concurrent private placement

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering our Ordinary Shares and Pre-Funded Warrants. The following description of our Ordinary Shares and Pre-Funded Warrants summarizes the material terms and provisions thereof, including the material terms of the Ordinary Shares we are offering under this prospectus supplement and the accompanying prospectus.

Ordinary Shares

For a description of the rights associated with the Ordinary Shares, see “Description of Share Capital” in the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Report on Form 6-K. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $1.2999 (equal to the purchase price per Ordinary Share, minus $0.0001). The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise Price and Duration

The Pre-Funded Warrants will have an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise.

Cashless Exercise

If, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Ordinary Shares underlying the Pre-Funded Warrants, then the Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares

No fractional common shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of common shares to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. Additionally, as more fully described in the form of Pre-Funded Warrant, in the event of certain fundamental transactions, the holders of the Pre-Funded Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Pre-Funded Warrants on the date of consummation of the transaction.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Amendment and Waiver

The Pre-Funded Warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

PRIVATE PLACEMENT TRANSACTION

Concurrent Private Placement

In a concurrent private placement, we are selling to purchasers of our Ordinary Shares and Pre-Funded Warrants in this offering, Series A Warrants to purchase 4,230,770 Ordinary Shares.

The Series A Warrants and the Ordinary Shares issuable upon the exercise of the Series A Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers of the Series A Warrants, may only sell Ordinary Shares issued upon exercise of the Series A Warrants being sold to them in the concurrent private placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Each Series A Warrant will be exercisable commencing on the six month anniversary of the date of issuance at an exercise price of $1.30 per share, subject to adjustment, and will remain exercisable for five and one-half years from the date of issuance, but not thereafter. A holder of Series A Warrants will not have the right to exercise any portion of its Series A Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us In addition, the holders of the Series A Warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our Ordinary Shares on an as-exercised basis.

The exercise price and number of the Ordinary Shares issuable upon the exercise of the Series A Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the Series A Warrants. The Series A Warrants will be exercisable on a “cashless” basis in certain circumstances.

 CERTAIN TAX CONSIDERATIONS

You should carefully read the discussion of the material U.K. and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our Ordinary Shares set forth in Section E, “Taxation,” of Item 10 of our Annual Report, filed with the SEC on September 15, 2021 and incorporated by reference herein.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated July 29, 2022. The placement agent is not purchasing or selling any of the Ordinary Shares and Pre-Funded Warrants offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares and Pre-Funded Warrants, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Ordinary Shares and Pre-Funded Warrants offered hereby. We will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of Ordinary Shares and Pre-Funded Warrants offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and accredited investors. The placement agent is also acting as placement agent for the concurrent private placement. The placement agent may retain sub-agents and selected dealers in connection with this offering.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of $384,987, or 7.0% of the aggregate purchase price of our Ordinary Shares and Pre-Funded Warrants sold in this offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Ordinary Shares and Pre-Funded Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per Ordinary Share	Per Pre- Funded Warrant	Total
Public Offering Price	$1.30	$1.2999	$5,499,808
Placement Agent Fees	$0.091	$0.09099	$384,987
Proceeds, before expenses, to us	$1.209	$1.20891	$5,114,822

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $160,000, which includes up to $50,000 of legal fees and expenses that we have agreed to reimburse the placement agent in connection with this offering.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “VVPR.”

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Ordinary Shares during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:

●

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

●

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our Ordinary Shares, in cash or otherwise;

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or
●	other arrangement relating to any of our securities.

Notwithstanding these limitations, these Ordinary Shares may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that (i) we will not conduct any issuances of our Ordinary Shares for a period of 90 days following closing of this offering, and that (ii) we will not enter into a variable rate transaction for a period of 12 months following the closing of this offering.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Ordinary Shares offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On July 29, 2022, we amended that certain Equity Distribution Agreement, dated November 12, 2021, with A.G.P./Alliance Global Partners, to reduce the maximum aggregate offering price of our Ordinary Shares that may be offered, issued and sold under such Equity Distribution Agreement.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

In US $

Legal Fees and Expenses	$150,000

Accountants’ Fees and Expenses	$10,000

Miscellaneous Costs	nil

Total	$160,000

LEGAL MATTERS

The validity of our Ordinary Shares and certain matters governed by U.K. law will be passed on for us by Shoosmiths LLP, our U.K. counsel. Certain matters of U.S. federal law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Certain legal matters in connection with this offering will be passed on for the placement agent by Duane Morris LLP, New York, New York, counsel for the placement agent.

EXPERTS

The consolidated financial statements of VivoPower International PLC appearing in VivoPower’s Annual Report on Form 20-F for the year ended June 30, 2021 have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of PKF Littlejohn LLP is 15 Westferry Circus, Canary Wharf, London E14 4HD.

ENFORCEMENT OF JUDGMENTS

We are a public limited company incorporated under the laws of England and Wales. Certain of our directors and executive officers and experts named in this prospectus supplement reside outside of the U.S., and all or a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in Court in the U.S. or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in the U.K. An award for monetary damages under the U.S. securities laws would be considered punitive in the U.K. if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the U.K. will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The U.S. and the U.K. do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.vivopower.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended June 30, 2021, filed with the SEC on September 15, 2021;

●

our Reports on Form 6-K furnished to the SEC on February 24, 2022, as amended by our Report on Form 6-K/A furnished to the SEC on June 13, 2022, April 29, 2022, and July 29, 2022, that we incorporate by reference into this prospectus supplement; and

●

the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 28, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus or any prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

You may also access these documents on our website, www.vivopower.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

VIVOPOWER INTERNATIONAL PLC

$80,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $80,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer: ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VVPR.” On December 7, 2020, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $8.25 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	23
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF RIGHTS	30
DESCRIPTION OF UNITS	31
EXPENSES	32
LEGAL MATTERS	33
EXPERTS	33
ENFORCEMENT OF JUDGMENTS	33
WHERE YOU CAN FIND MORE INFORMATION	33
INCORPORATION OF DOCUMENTS BY REFERENCE	34

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer our ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless otherwise indicated or the context otherwise requires, in this prospectus, “VivoPower,” the “Group,” the “company,” “we,” “us” and “our” refer to VivoPower International PLC and its consolidated subsidiaries, except where the context otherwise requires.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

VivoPower is an international battery technology, electric vehicle, solar and critical power services company whose core purpose is to deliver sustainable energy solutions to its customers. Headquartered in London, VivoPower is a certified B Corporation and has operations in Australia, Canada, the United States of America (“U.S.”), and the United Kingdom (“U.K.”).

Management analyzes our business in four reportable segments:

●	Electric Vehicles (“EV”) and Sustainable Energy Solutions (“SES”);

●	Critical Power Services;

●	Solar Development; and

●	Corporate Office.

EV and SES consists of EV and battery sales and leasing through Tembo e-LV B.V. (“Tembo”), along with related services including charging infrastructure and site retrofits, on-site renewable power generation and microgrids, and second-life battery applications. Critical Power Services is represented by J.A. Martin Electrical Pty Limited (“J.A. Martin”) and Kenshaw Electrical Pty Limited (“Kenshaw”) operating in Australia with a focus on the design, supply, installation and maintenance of power and control systems, including for solar farms. Solar Development is the development and sale of commercial and utility scale PV solar power projects in the U.S. and Australia. Corporate Office is the Company’s corporate functions, including costs to maintain the Nasdaq public company listing, comply with applicable SEC reporting requirements, and related investor relations and is located in the U.K.

Electric Vehicles and Sustainable Energy Solutions

VivoPower’s EV and SES business is led through our investment in Tembo. In October 2020, VivoPower signed a definitive agreement to acquire a 51% shareholding in Tembo. Tembo is a Netherlands-based specialist battery-electric and off-road vehicle company with global sales and distribution channels across four continents. Tembo services a diverse range of sectors – from mining, infrastructure and utilities to government services (armed cars, police, ambulances, and inspection vehicles), game safaris and humanitarian aid – by providing customized light electric vehicles (“LEV”), often for rugged applications.

Based on an analysis of publicly available industry data, VivoPower estimates that the potential global addressable market for commercial fleet electric vehicles could be at least USD$36 billion within the markets in which Tembo is currently active (which presently do not include the U.S., Asia or South America). For the fiscal year ended December 31, 2019, Tembo generated USD$2.3 million in revenue (unaudited).

VivoPower and Tembo have over 700 active customers combined, many of which are in the mining, infrastructure and utilities sectors. We have long-term relationships with the majority of these customers, and many are aware of the economic benefit of fleet electrification. Combined with the electrical and engineering capabilities of our Critical Power Services businesses discussed below, the Tembo investment allows VivoPower to design and deliver holistic sustainable energy solutions to these customers. VivoPower’s EV and SES strategy includes EV and battery leasing, critical power retrofits of premises (e.g. warehouses and depots) to enable optimized EV battery charging, microgrids, and EV battery second-life applications. We expect to focus initially on servicing LEV customers in the mining and infrastructure sectors in Australia, before expanding globally in those sectors.

Critical Power Services

VivoPower, through its wholly-owned Australian subsidiaries, J.A. Martin and Kenshaw, provides critical energy infrastructure generation and distribution solutions including the design, supply, installation and maintenance of power and control systems to a customer base in excess of 700 active government, commercial and industrial customers and is considered a trusted power adviser. J.A. Martin and Kenshaw are headquartered in the Hunter Valley and Newcastle region, which is the most densely populated industrial belt in Australia. Structural and cyclical factors have created a strong operating environment for our Critical Power Services businesses, particularly the strong growth in infrastructure investment, recovery in the mining sector, and increasing demand for data centers and solar farms. Additionally, our Critical Power Services businesses will be responsible for delivering electrical services and infrastructure to support our EV and SES offerings, including on-site renewable generation, batteries and microgrids; EV charging stations; and emergency backup power solutions.

J.A. Martin and Kenshaw are owned by VivoPower through a holding company called Aevitas, which was formed in 2013 and acquired by VivoPower in December 2016.

J.A. Martin Electrical Pty Limited

Founded in 1968, J.A. Martin is a specialized industrial electrical engineering and power services company that has been servicing the largest commercial and industrial belt in Australia, the Newcastle and Hunter Valley region in New South Wales, for more than 50 years.

J.A. Martin operates from two premises in New South Wales, including a factory in Newcastle which manufactures, and services customized industrial switchboards and motor control centers. It also has an office and workshop facility in the Hunter Valley for servicing the infrastructure, mining and industrial sectors.

J.A. Martin’s core competencies include: customized industrial switchboard and motor control center design, manufacture and maintenance; industrial electrical engineering, project management for mining, infrastructure and industrial applications; solar farm electrical contracting and EPC; electrical maintenance and servicing; and, industrial, mining and infrastructure CCTV and data cabling. With 103 employees and a fleet of 76 vehicles, J.A. Martin has built a strong reputation throughout eastern Australian for exceptional engineering and design, delivered on time and budget, supported by a high-level of quality and service.

J.A. Martin serviced almost 250 customers in the fiscal year ended June 30, 2020 across a diverse range of industries, including solar farms, grain handling and agriculture, water and gas utilities, cotton gins, commercial buildings, mining, marine and rail infrastructure. J.A. Martin’s commitment to health and safety and quality, as recognized by their AS 4801 and ISO 9001 certifications, has positioned them to service some of the largest and most respected firms in the world.

Kenshaw Electrical Pty Limited

Founded in 1981, Kenshaw has a differentiated mix of critical electrical power, critical mechanical power and non-destructive testing capabilities for customers across a broad range of industries, operating from its facilities in Newcastle, New South Wales, and Canberra, Australian Capital Territory. Kenshaw’s success has been built on the capability of its highly skilled personnel to be able to provide a wide range of critical power generation solutions, products and services across the entire life-cycle for electric motors, power generators, mechanical equipment and non-destructive testing. From the head office in Newcastle, Kenshaw’s engineers provide regular and responsive service to long-standing client base of over 500 customers ranging from data centers, hospitals, mining and agriculture to aged care, transport and utility services. It is well positioned to expand its capabilities to battery energy storage solutions.

Kenshaw’s core competencies include: generator design, turn-key sales and installation; generator servicing and emergency breakdown services; customized motor modifications; non-destructive testing services including asset management of critical plant and equipment using diagnostic testing such as motor testing, oil analysis, thermal imaging and vibration analysis; and, industrial electrical services.

Solar Development

VivoPower’s strategy in relation to solar development has been to minimize capital intensity and maximize return on invested capital by pursuing a business model predicated on developing and selling projects prior to construction and continually recycling capital rather than owning assets. Successful solar development requires an experienced team that can manage multiple work streams on a parallel path, from initially identifying attractive locations, to land control, permitting, interconnection, power marketing, and project sale to investors. Rather than build a substantial team internally to accomplish all of these activities, our business model is to joint venture on a non-exclusive basis with existing experienced project development teams so that multiple projects can be advanced simultaneously and allow us to focus on provision of capital, project management, and marketing and sale of projects. In Australia we have partnered with ITP Renewables (“ITP”), a global leader in renewable energy engineering, strategy and construction, and energy sector analytics. In the U.S., we partnered with Innovative Solar Systems, LLC (“Innovative Solar”).

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of VivoPower International PLC for the year ended June 30, 2020, as described under the caption “Incorporation of Documents by Reference” on page 34 of this prospectus.

Our Corporate Information

VivoPower International PLC, a public limited company incorporated under the laws of England, was formed on February 1, 2016. Our registered and principal executive offices are located at The Scalpel, 18th Floor, 52 Lime Street, London, U.K. Our general telephone number is +44-794-116-6696 and our internet address is http://www.vivopower.com. Our website and the information contained on or accessible through our website are not part of this prospectus, and our website address is included in this document as an inactive textual reference only. Our agent for service of process in the United States is Corporation Service Company, 251 Little Falls Drive Wilmington, DE 19808.

VivoPower, the VivoPower logo and other trademarks or service marks of VivoPower International PLC appearing in this prospectus are the property of VivoPower International PLC. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case the U.K.) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow U.K. corporate governance practices in lieu of certain of the Nasdaq corporate governance standards.

Offerings Under This Prospectus

Under this prospectus, we may offer ordinary shares, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $80,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2020, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our expectations regarding our revenue, expenses and other results of operations;

●	our plans to acquire, invest in, develop or sell our investments in energy projects or joint ventures, including in the electric vehicle sector;

●	our ability to attract and retain customers;

●	the growth rates of the markets in which we compete;

●	our liquidity and working capital requirements;

●	our ability to raise sufficient capital to realize development opportunities and thereby generate revenue;

●	our anticipated strategies for growth;

●	our ability to anticipate market needs and develop new and enhanced solutions to meet those needs;

●	anticipated trends and challenges in our business and in the markets in which we operate;

●	our expectations regarding demand for solar power by energy users or investor in projects;

●	our expectations regarding changes in the cost of developing and constructing solar projects;

●	our ability to compete in our industry and innovation by our competitors;

●	the extent to which the COVID-19 pandemic affects our business, financial condition and results of operations;

●	our ability to assume management control of Innovative Solar Ventures I, LLC (the “ISS Joint Venture”) and our expectations regarding our settlement of the ISS Joint Venture dispute;

●	our expectations regarding our ongoing legal proceedings;

●	our ability to adequately protect our intellectual property; and

●	our plans to pursue strategic acquisitions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund the expansion of our operations in the commercial electric vehicle segment and for working capital and other general purposes including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of the share capital of VivoPower includes a summary of specified provisions of the amended and restated articles of association of VivoPower. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our amended and restated articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.

General

We are incorporated as a public company with limited liability and our affairs are governed by our articles of association and the laws of England.

The following description summarizes the most important terms of our share capital. We have adopted an amended and restated articles of association, and this description summarizes the provisions that are included therein. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Share Capital” section, you should refer to our amended and restated articles of association, which is included as an exhibit to the registration statement of which this prospectus is part, and to the applicable provisions of the Companies Act 2006 (the “Companies Act”).

Our ordinary shares have the rights and restrictions described in the subsection entitled “Key Provisions in our Articles of Association.”

We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

Key Provisions in our Articles of Association

The following is a summary of certain key provisions of our articles of association.

Objects and Purposes

The Companies Act abolished the need for an objects clause and, as such, our objects are unrestricted.

Shares and Rights Attaching to Them

General

Other than the voting rights described herein, all ordinary shares have the same rights and rank pari passu in all respects. Subject to the provisions of the Companies Act and any other relevant legislation, our shares may be issued with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as may be determined by ordinary resolution (or, failing any such determination, as the directors may determine). We may also issue shares which are, or are liable to be, redeemed at the option of us or the holder.

Voting Rights

The holders of ordinary shares are entitled to vote at general meetings of shareholders. Each ordinary shareholder is entitled, on a show of hands, to one vote; and on a poll, to one vote for each ordinary share held. For as long as any ordinary shares are held in a settlement system by the Depository Trust Company, all votes shall take place on a poll.

In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of members in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.

A shareholder is entitled to appoint another person as his proxy (or in the case of a corporation, a corporative representative) to exercise all or any of his rights to attend and to speak and vote at a general meeting.

Capital Calls

Under our articles of association, the liability of our shareholders is limited to the amount, if any, unpaid on the shares held by them.

The directors may from time to time make calls on shareholders in respect of any monies unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. “Clear days” notice means calendar days and excludes the date of mailing, the date of receipt or deemed receipt of the notice and the date of the meeting itself. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Restrictions on Voting Where Sums Overdue on Shares

None of our shareholders (whether in person by proxy or, in the case of a corporate member, by a duly authorized representative) shall (unless the directors otherwise determine) be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

Dividends

The directors may pay interim and final dividends in accordance with the respective rights and restrictions attached to any share or class of share, if it appears to them that they are justified by the profits available for distribution.

Unless otherwise provided by the rights attaching to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid proportionally to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors resolve, be forfeited and cease to remain owing by us. In addition, we will not be considered a trustee with respect to, or liable to pay interest on, the amount of any payment into a separate account by the directors or any unclaimed dividend or other sum payable on or in respect of a share.

We may cease to send any payment in respect of any dividend payable in respect of a share if:

●	in respect of at least two consecutive dividends payable on that share the check or warrant has been returned undelivered or remains uncashed (or another method of payment has failed);

●

in respect of one dividend payable on that share the check or warrant has been returned undelivered or remains uncashed, or another method of payment has failed, and reasonable inquiries have failed to establish any new address or account of the recipient;

●

a recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend by the means by which the directors have decided that a payment is to be made, or by which the recipient has elected to receive payment, and such address or details are necessary in order for us to make the relevant payment in accordance with such decision or election, but, subject to the articles of association, we may recommence sending checks or warrants or using another method of payment for dividends payable on that share if the person(s) entitled so request and have supplied in writing a new address or account to be used for that purpose.

The directors may, with the authority of an ordinary resolution of the Company, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid. The directors may also direct payment of a dividend wholly or partly by the distribution of specific assets.

Distribution of Assets on Winding-up

If the Company is wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

Variation of Rights

The rights attached to any class may be varied, either while we are a going concern or during or in contemplation of a winding up (a) in such manner (if any) as may be provided by those rights; or (b) in the absence of any such provision, with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise.

Transfer of Shares

All of our shares in certificated form may be transferred by an instrument of transfer in any usual or common form or any form acceptable to the directors and permitted by the Companies Act and any other relevant legislation.

The directors may, in their absolute discretion, refuse to register the transfer of a share in certificated form which is not fully paid. They may also refuse to register a transfer of a share in certificated form (whether fully paid or not) unless the instrument of transfer: (a) is lodged, duly stamped, at our registered office or at such other place as the directors may appoint and (except in the case of a transfer by a financial institution where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (b) is in respect of only one class of share; and (c) is in favor of not more than four transferees.

Alteration of Capital

We may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; and sub-divide our shares, or any of them, into shares of a smaller amount than our existing shares; and determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others.

Pre-emption Rights

There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act in respect of the allotment of new shares in our company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting or a specific provision in our articles of association.

Directors

Number

Subject to the provisions of the Companies Act, a majority of the directors may from time to time fix the maximum number of directors and unless so fixed the number of directors (other than alternate directors) shall not be subject to any maximum. The minimum number shall not be less than two.

Classification

The directors of VivoPower shall be divided into three classes, as nearly equal in number as possible and designated as Class A, Class B and Class C. At each succeeding annual general meeting of VivoPower, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term.

The initial term of Class A Directors expired at the Company’s first annual general meeting in September 2017, Class B Directors at the 2018 annual general meeting, and Class C Directors at the 2019 annual general meeting.

A resolution for election of the new directors appointed in June 2020 as Class B Directors will be tabled at the 2020 annual general meeting for a three-year term. Kevin Chin is a Class C Director and was re-elected for a three-year term at the 2019 annual general meeting. Kevin Chin is Executive Chairman of the board.

Appointment of Directors

The directors may appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director.

Termination of a Director’s Appointment

A director may be removed with the approval of all of the other directors and a person would cease to be a director as the result of certain other circumstances as set out in our articles of association, including resignation, by law and continuous non-attendance at board meetings. Directors are not subject to retirement at a specified age limit under our articles of association.

Borrowing Powers

Under our directors’ general power to manage our business, our directors may exercise all our powers to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Quorum

The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed shall be two. Provided that a director declares his interest (as outlined in the subsection entitled “–Directors’ Interests and Restrictions” below) a director may vote as a director in regard to any transaction in which he is interested or upon any matter arising therefrom and if he shall so vote his vote shall be counted and he shall be counted in the quorum present at the meeting (aside from in relation to counting towards quorum in relation to the authorization of a director's conflict).

Directors’ Interests and Restrictions

Subject to the provisions of the Companies Act, and provided that he has disclosed in accordance with English law the nature and extent of any material interests of his, a director notwithstanding his office:

●	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

●

may be a director or other officer of, or be employed by, or hold any position with, or be a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested; and

●

notwithstanding the fact that a proposed decision of the directors concerns or relates to any matter in which a director has, or may have, directly or indirectly, any kind of interest whatsoever, that director may participate in the decision-making process for both quorum and voting purposes although any director facing such a conflict is not to be counted as participating in the decision to authorize the conflict for quorum or voting purposes.

A director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Remuneration

Until otherwise determined by ordinary resolution, the directors may determine the amount of fees to be paid to the directors for their services provided that any fees paid to the directors shall not exceed the amounts set out in the then applicable directors' remuneration policy approved by members for the purposes of section 439A of the Companies Act 2006.

Any director who holds any other office with us, or who serves on any committee of the directors, or who performs, or undertakes to perform, services which the directors consider go beyond the ordinary duties of a director may be paid such additional remuneration as the directors may determine.

The directors may also be paid all reasonable expenses properly incurred by them in connection with the exercise of their powers and the discharge of their responsibilities as directors.

Share Qualification of Directors

Our articles of association do not require a director to hold any shares in us by way of qualification. A director who is not a member shall nevertheless be entitled to attend and speak at general meetings.

Indemnity of Officers

Subject to the provisions of any relevant legislation, each of our directors and other officers (excluding an auditor) may be entitled to be indemnified by us against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director.

Shareholders Meetings

Calling of General Meetings

A general meeting may be called by a majority of the directors, the chairman of the board of directors or the chief executive officer. The directors are also required to call a general meeting once we have received requests to hold a general meeting from shareholders representing at least 50% of the paid up capital of the company entitled to vote at a general meeting.

Quorum of Meetings

No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member), shall be a quorum.

Attendance

The directors or the chairman of the meeting may direct that any person wishing to attend any general meeting should submit to and comply with such searches or other security arrangements as they consider appropriate in the circumstances.

The directors may make arrangements for simultaneous attendance and participation by electronic means allowing persons not present together at the same place to attend, speak and vote at general meetings.

Limitation on Owning Securities

Our articles of association do not restrict in any way the ownership or voting of our shares by non-residents.

Disclosure of Interests in Shares

If we serve a demand on a person under section 793 of the Companies Act (which requires a person to disclose an interest in shares), that person will be required to disclose any interest he has in our shares. Failure to disclose any interest can result in the following sanctions: suspension of the right to attend or vote (whether in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class or on any poll; and where the interest in shares represent at least 0.25% of their class (excluding treasury shares) also the withholding of any dividend payable in respect of those shares and the restriction of the transfer of any shares (subject to certain exceptions).

Exchange Controls

Other than applicable taxation, anti-money laundering and counter-terrorist financing law and regulation and certain economic sanctions which may be in force from time to time, there are no English laws or regulation, or any provision of our articles of association, which would prevent the import or export of capital or the remittance of dividends, interest or other payments by us to holders of our ordinary shares who are not residents of the U.K. on a general basis.

Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors

Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors

Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders at a general meeting, resolutions appointing each director must be voted on individually unless the shareholders present vote to disapply this requirement without any vote in opposition.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a prescribed period, may themselves call a general meeting.

Notice of General Meetings

Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as resolutions to remove directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights

Under the Companies Act 2006, “equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot

Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).

Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity”(being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings or in obtaining relief from the court); and (c) provide a “qualifying pension scheme indemnity”(being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan)

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

●   any breach of the director’s duty of loyalty to the corporation or its stockholders;

●   acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●   intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

●   any transaction from which the director derives an improper personal benefit.

Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or by the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Shareholder vote on Certain Transactions

The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors that are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

●    the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders, or class thereof present and voting, either in person or by proxy; and

●     the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

●    the approval of the board of directors; and

●   approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

●    to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole, subject in certain specified circumstances to consider or act in the interests of the creditors of the company;

●    to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

●    to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

●   to exercise independent judgement;

●   to exercise reasonable care, skill and diligence;

●   not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

●   a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from an act or omission involving a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

●   state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

●   allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

●   State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Other UK Law Considerations

Squeeze-out

Under the Companies Act, if a takeover offer (as defined in section 974 of the Companies Act) is made for the shares of a company and the offeror were to acquire, or unconditionally contract to acquire:

●	not less than 90% in value of the shares to which the takeover offer relates (the “Takeover Offer Shares”); and
●

where those shares are voting shares, not less than 90% of the voting rights attached to the Takeover Offer Shares, the offeror could acquire compulsorily the remaining 10% within three months of the last day on which its offer can be accepted. It would do so by sending a notice to outstanding shareholders telling them that it will acquire compulsorily their Takeover Offer Shares and then, six weeks later, it would execute a transfer of the outstanding Takeover Offer Shares in its favor and pay the consideration to the company, which would hold the consideration on trust for outstanding shareholders. The consideration offered to the shareholders whose Takeover Offer Shares are acquired compulsorily under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell-out

The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer (as defined in Section 974 of the Companies Act). If a takeover offer related to all the shares of a company and, at any time before the end of the period within which the offer could be accepted, the offeror held or had agreed to acquire not less than 90% of the shares to which the offer relates, any holder of the shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his or her right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of the minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period. If a shareholder exercises his or her rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, a company is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.

Dividends

Under English law, before a company can lawfully make a distribution, it must ensure that it has sufficient distributable reserves. A company’s distributable reserves are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

In addition to having sufficient distributable reserves, a public company will not be permitted to make a distribution if, at the time, the amount of its net assets (that is, the aggregate of the company’s assets less the aggregate of its liabilities) is less than the aggregate of its issued and paid-up share capital and undistributable reserves, or if the distribution would result in the amount of its net assets being less than that aggregate.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A public limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

Subject to the foregoing, because the Nasdaq Capital Market is not a “recognized investment exchange” under the Companies Act, a company may purchase its own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of its ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom the company proposes to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy back by a company of its ordinary shares will give rise to UK stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company, and such stamp duty will be paid by the company.

Our articles of association do not have conditions governing changes in our capital which are more stringent than those required by law.

Statutory Pre-emption Rights

Under English law, a company must not allot equity securities to a person on any terms unless the following conditions are satisfied:

●

it has made an offer to each person who holds ordinary shares in the company to allot to them on the same or more favorable terms a proportion of those securities that is as nearly as practicable equal to the proportion in nominal value held by them of the ordinary share capital of the company; and

●	the period during which any such offer may be accepted has expired or the company has received notice of the acceptance or refusal of every offer so made.

For these purposes “equity securities” means ordinary shares in the company or rights to subscribe for, or to convert securities into, ordinary shares in the company. “Ordinary shares” means shares other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution.

The statutory pre-emption rights are subject to certain exceptions, including the issue of ordinary shares for non-cash consideration, an allotment of bonus shares and the allotment of equity securities pursuant to an employees’ share scheme. The statutory pre-emption rights may also be disapplied with the approval of 75% of shareholders.

Shareholder Rights

Certain rights granted under the Companies Act, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company (“DTC”), the registered member will be DTC's nominee, Cede & Co. If a person who holds their ordinary shares in DTC wishes to exercise certain of the rights granted under the Companies Act, they may be required to first take steps to withdraw their ordinary shares from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications.

UK City Code on Takeovers and Mergers

The Company is subject to the Takeover Code as it is one of the types of company the Takeover Panel specifies it regulates (set out in Section 3(a) of the Code). However, the Company does not consider that it is subject to the Takeover Code in connection with the offering.

History of Security Issuances

We were incorporated on February 1, 2016 with an issued share capital of 50,000 ordinary shares of nominal value of £1.00 each. Since incorporation there have been the following changes to our issued share capital:

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016: that the existing 50,000 ordinary shares of £1 each in the capital of the Company be sub-divided into 5,514,375 ordinary shares of £ 0.00906721 each;

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016: that a further 204,504 ordinary shares of £ 0.00906721 each be allotted up to an aggregate nominal amount of £1,854.29;

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016 that the share capital be redenominated from Great British Pounds to U.S. Dollars; and

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on October 6, 2020: that shares in the Company be allotted up to an aggregate nominal amount of US $180,000.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 33 N. LaSalle St., 11th Floor, Chicago, IL 60602.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “VVPR.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences and any applicable material U.K. tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations and any applicable material U.K. tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares represented by ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares represented by ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$8,728.00
FINRA filing fee	$12,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares and certain matters governed by English law will be passed on for us by Shoosmiths LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of VivoPower International PLC appearing in VivoPower’s Annual Report on Form 20-F for the year ended June 30, 2020 have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of PKF Littlejohn LLP is 15 Westferry Circus, Canary Wharf, London E14 4HD.

ENFORCEMENT OF JUDGMENTS

We are a public limited company incorporated under the laws of England and Wales. Certain of our directors and executive officers and experts named in this prospectus reside outside of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in Court in the United States or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive in the United Kingdom if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.vivopower.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended June 30, 2020, filed with the SEC on September 4, 2020;

●

our Reports on Form 6-K furnished to the SEC on September 10, 2020, September 15, 2020, September 21, 2020, September 28, 2020, October 6, 2020, October 6, 2020, October 9, 2020, October 15, 2020, October 16, 2020, October 19, 2020, November 2, 2020, November 16, 2020, November 23, 2020, November 23, 2020, and December 1, 2020 that we incorporate by reference into this prospectus supplement; and

●

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on December 28, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

You may also access these documents on our website, www.vivopower.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

2,300,000 Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,930,770 Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

July 29, 2022